||| GOLDEN                                          Guaranteed Death
  |||| AMERICAN                                        Benefit and Transfer
 ||||| LIFE INSURANCE                                  Endorsement
    || COMPANY

Golden American is a stock company domiciled in Delaware.
-------------------------------------------------------------------------------

On the Endorsement Effective Date, the provisions of the Contract to which this endorsement is attached are amended as follows. If no Endorsement Effective Date is shown, the Endorsement Effective Date is the same as the Contract Date. Where used in this Endorsement, the term Contract shall include any Certificate to which this Endorsement is attached. Where the provisions of this Endorsement conflict with the provisions of the Contract as of the Endorsement Effective Date, the provisions of this Endorsement will control.

Death Benefit
-------------

The Death Benefit is the greatest of (i), (ii), (iii), (iv) and (v) below, where:
     (i) is the Accumulation Value less any Credits applied within [12] months of the date of death;
     (ii) is the lesser of (a) and (b), less any Credits applied within [12] months of the date of death where (a) is the Guaranteed Death Benefit, and (b) is the Maximum Guaranteed Death Benefit;
     (iii) the Cash Surrender Value;
     (iv) is the Minimum Death Benefit, less any Credits applied within [12] months of the date of death; and (v) the Alternate Guaranteed Death Benefit less any Credits applied within [12] months of the date of death.

Minimum Death Benefit
---------------------
The Minimum Death Benefit shall be the sum of the following:
     1.   The Accumulation Value allocated to Excluded Funds; and
     2.   Adjusted Premium for Covered and Special Funds.

Adjusted Premium for Covered and Special Funds shall mean all premium and any Credits allocated to Covered or Special Funds, plus an adjustment for any amounts transferred to Covered or Special Funds, less a pro-rata adjustment for any amounts transferred or withdrawn from Covered or Special Funds. The amount of the pro-rata adjustment will equal (a) times (b) divided by (c), where: (a) is the Adjusted Premium for Covered and Special Funds prior to the transfer or withdrawal; (b) is the Accumulation Value of the transfer or withdrawal; and (c) is the Accumulation Value allocated to Covered and Special Funds before the transfer or withdrawal. Adjusted Premium for Excluded Funds has the same definition, but with respect to amounts allocated to Excluded Funds.

Transfers from Excluded Funds to Covered or Special Funds increase the Adjusted Premium for Covered and Special Funds by the lesser of the reduction of the Adjusted Premium for Excluded Funds and net Accumulation Value transferred. Transfers from Covered or Special Funds to Excluded Funds increase the Adjusted Premium for Excluded Funds by the reduction in the Adjusted Premium for Covered and Special Funds.

Guaranteed Death Benefit
------------------------
The Guaranteed Death Benefit for the Contract is equal to the sum of I, II and III below.
     I.   The Guaranteed Death Benefit Base for Covered Funds
     II.  The Guaranteed Death Benefit Base for Special Funds
     III. The Accumulation Value allocated to Excluded Funds

GA-RA-10044-4 (10-03)

On the Contract Date, the Guaranteed Death Benefit Base for Covered Funds is the initial premium plus any Credits, if applicable, allocated to Covered Funds. On subsequent Valuation Dates prior to the Contract Anniversary on which the Owner attains age [80], or before the Maximum Guaranteed Death Benefit has been reached, the Guaranteed Death Benefit Base for Covered Funds is calculated as follows:
     (1) Start with the Guaranteed Death Benefit Base for Covered Funds on the prior Valuation Date.
     (2) Calculate interest on (1) for the current Valuation Period at the Guaranteed Death Benefit Interest Rate for Covered Funds.
     (3)  Add (1) and (2).
     (4) Add to (3) any additional premiums and any Credits allocated to Covered Funds during the current Valuation Period.
     (5) Add to (or subtract from) (4) adjustments for transfers made during the current Valuation Period.
     (6) Subtract from (5) the amount of any Partial Withdrawal Adjustments for any partial withdrawals made from Covered Funds during the current Valuation Period.

On Valuation Dates following the Contract Anniversary on which the Owner attains age [80], or after the Maximum Guaranteed Death Benefit has been reached, the Guaranteed Death Benefit for Covered Funds is calculated as follows:
     (1) Start with the Guaranteed Death Benefit Base for Covered Funds on the prior Valuation Date.
     (2) Add to (1) any additional premiums and any Credits allocated to Covered Funds during the current Valuation Period.
     (3) Add to (or subtract from) (2) adjustments for transfers made during the Valuation Period.
     (4) Subtract from (3) the amount of any Partial Withdrawal Adjustments for any partial withdrawals made from Covered Funds during the current Valuation Period.

The Guaranteed Death Benefit Base for Excluded Funds has a corresponding definition, but with respect to amounts allocated to Excluded Funds.

On the Contract Date, the Guaranteed Death Benefit Base for Special Funds is the initial premium, plus any Credits, if applicable, allocated to Special Funds. On subsequent Valuation Dates, the Guaranteed Death Benefit for Special Funds is calculated as follows:
     (1) Start with the Guaranteed Death Benefit Base for Special Funds on the prior Valuation Date.
     (2) Add to (1) any additional premiums and any Credits allocated to Special Funds during the current Valuation Period.
     (3) Add to (or subtract from) (2) adjustments for transfers made during the Valuation Period.
     (4) Subtract from (3) the amount of any Partial Withdrawal Adjustments for any partial withdrawals made from Special Funds during the current Valuation Period.

Transfers from Special Funds to Covered or Excluded Funds will reduce the Guaranteed Death Benefit Base for Special Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered or Excluded Funds will equal the reduction in the Guaranteed Death Benefit Base for Special Funds.

Transfers from Covered Funds to Special or Excluded Funds will reduce the Guaranteed Death Benefit Base for Covered Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Special or Excluded Funds will equal the reduction in Guaranteed Death Benefit Base for Covered Funds.

GA-RA-1044-4 (10/03)                   2

Transfers from Excluded Funds to Covered or Special Funds will reduce the Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered or Special Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

Guaranteed Death Benefit Interest Rate
--------------------------------------
The Guaranteed Death Benefit Interest Rate is [7]% compounded annually.

Covered Funds
-------------
For purposes of this Endorsement, any divisions not designated as Special or Excluded shall be Covered.

Special Funds
-------------
Special Funds, if any, applicable to this Endorsement and existing on the Endorsement Effective Date, are shown on the last page of this Endorsement. We may add newly available divisions as Special Funds. We may reclassify an existing division as a Special Fund or remove such designation upon 30 days notice to you. Such reclassification will apply to amounts transferred or otherwise added to such division after the date of change. We may reduce the Mortality and Expense Risk Charge (if applicable) for that portion of the Contract invested in Special Funds.

Excluded Funds
--------------
Excluded Funds, if any, applicable to this Endorsement and existing on the Endorsement Effective Date, are shown on the last page of this Endorsement. We may add newly available divisions as Excluded Funds. We may reclassify an existing division as an Excluded Fund or remove such designation upon 30 days notice to you. Such reclassification will apply to amounts transferred or otherwise added to such division after the date of change. We may reduce the Mortality and Expense Risk Charge (if applicable) for that portion of the Contract invested in Excluded Funds.

Maximum Guaranteed Death Benefit
--------------------------------
The Maximum Guaranteed Death Benefit is equal to [three] times premium paid, plus [three] times any Credits, reduced by the amount of any Partial Withdrawal Adjustments. Any addition due to spousal continuation will not affect the Maximum Guaranteed Death Benefit or the Guaranteed Death Benefit Base.

Partial Withdrawal Adjustments
------------------------------
For any partial withdrawal, the Death Benefit components will be reduced on a pro-rata basis. The pro-rata adjustment is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to the amounts in the Covered, Excluded and Special Funds as well as the Maximum Guaranteed Death Benefit.

Alternate Guaranteed Death Benefit
----------------------------------
The Alternate Guaranteed Death Benefit for the Contract is equal to the sum of I and II below.
     I.   The  Alternate  Guaranteed  Death Benefit Base for Covered and Special
          Funds
     II   The Accumulation Value allocated to Excluded Funds

On the Contract Date, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds is the initial premium plus any Credits, if applicable, allocated to Covered and Special Funds. On subsequent Determination Dates, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds is calculated as follows:


GA-RA-1044-4 (10/03)                   3

          (1) Start with the Alternate Guaranteed Death Benefit Base for Covered and Special Funds on the most recent Determination Date.
          (2) Add to (1) any additional premium and any Credits allocated to Covered and Special Funds and adjustments for transfers since the prior Determination Date and subtract from (1) any adjustments for transfers and any Partial Withdrawal Adjustments for any partial withdrawals taken from Covered and Special Funds since the prior Determination Date.
          (3) On a Determination Date that occurs on or prior to the Owner's attained age [90], we set the Alternate Guaranteed Death Benefit Base for Covered and Special Funds equal to the greater of (2) or the Accumulation Value in Covered and Special Funds minus any fees and charges deducted as of such date. At any other time, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds is equal to (2).

The  Alternate   Guaranteed   Death  Benefit  Base  for  Excluded  Funds  has  a
corresponding  definition,  but with  respect to amounts  allocated  to Excluded
Funds.

Transfers from Special or Covered Funds to Excluded Funds will reduce the Alternate Guaranteed Death Benefit Base for Covered and Special Funds on a pro-rata basis. The resulting increase in the Alternate Guaranteed Death Benefit Base for Excluded Funds will equal the reduction in the Alternate Guaranteed Death Benefit Base for Covered and Special Funds.

Transfers from Excluded Funds to Covered or Special Funds will reduce the Alternate Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Alternate Guaranteed Death Benefit Base for Covered and Special Funds will equal the lesser of the reduction in the Alternate Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

Determination Date
------------------
The Determination Date is the same day of the month [three months following the Endorsement Effective Date and every three months thereafter.] If there is no corresponding date, the last day of the month will be used. If the date falls on a weekend or holiday, the next business day will be used.

Change of Owner
---------------
A change of Owner from a sole Owner to a sole Owner (where there have never been multiple Owners designated) will result in recalculation of the Death Benefit, the Guaranteed Death Benefit the Alternate Guaranteed Death Benefit, and the Maximum Guaranteed Death Benefit. If the new Owner's attained age at the time of the change is less than [80], the Guaranteed Death Benefit, the Alternate Guaranteed Death Benefit and the Maximum Guaranteed Death Benefit in effect prior to the change will remain in effect and the Death Benefit provision shall apply. If the new Owner's attained age at the time of the change is [80] or greater, but not greater than [85]:
     (a) The Guaranteed Death Benefit, the Alternative Guaranteed Death Benefit, and the Maximum Guaranteed Death Benefit following the change will be zero; and
     (b)  The Death Benefit will then be the greatest of:
          1)   the Cash Surrender Value;
          2)   the  Accumulation  Value,  less any Credits  applied  within [12]
               months of the date of death; and
          3)   the Minimum  Death Benefit less any Credits  applied  within [12]
               months of the date of death.



GA-RA-1044-4 (10/03)                   4

If ownership change results in multiple Owners or if there has ever been multiple Owners, the Guaranteed Death Benefit, the Alternate Guaranteed Death Benefit and the Maximum Guaranteed Death Benefit shall be set to zero. If the oldest owner is age [85] or younger at the time of the change, the Death Benefit will then be the greatest of (b) 1, (b) 2 or (b) 3 above.

If any Owner's or oldest multiple Owner's attained age is [86] or greater at the time of the change, or if the new owner is not an individual (other than a trust created for the benefit of the owner or annuitant), the Guaranteed Death Benefit, the Minimum Death Benefit, the Alternate Guaranteed Death Benefit and the Maximum Guaranteed Death Benefit will be zero, and the Death Benefit will then be the cash surrender value.

When a change of Owner reduces the Guaranteed Death Benefit, the Alternate Guaranteed Death Benefit and the Maximum Guaranteed Death Benefit to zero, there will be a reduction in the mortality and expense risk charge.

Spousal Continuation upon Death of Owner
----------------------------------------
If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the contract as his or her own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:
     (a) If the greater of: A) the lesser of 1) the Guaranteed Death Benefit and 2) the Maximum Guaranteed Death Benefit, B) the Alternate Guaranteed Death Benefit, or C) the Minimum Death Benefit as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the divisions of the Separate Account in the same proportion as the Accumulation Value in each division bears to the Accumulation Value in the Separate Account. If there is no Accumulation Value in the Separate Account, the addition will be allocated to the Liquid Assets division, or its successor.
     (b) The Guaranteed Death Benefit, the Alternate Guaranteed Death Benefit, the Minimum Death Benefit, and the Maximum Guaranteed Death Benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.
     (c) At subsequent surrender, any surrender charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable surrender charge.

This addition to Accumulation Value is available only to the spouse of the Owner as of the date of death of the Owner if such spouse under the provisions of this Contract elects to continue the Contract as his or her own.

Deductions from the Divisions
-----------------------------
Mortality and Expense Risk Charge - We deduct a charge from the assets in each Separate Account division on a daily basis of not more than [0.006235]% (equivalent to an annual maximum rate of [2.25]%) for mortality and expense risks. The charge is not deducted from the Fixed Account or General Account accumulation values.




GA-RA-1044-4 (10/03)                   5

RESTRICTED FUNDS

Restricted Funds are subject to limits as to amounts which may be invested or transferred into such divisions. Restricted Funds, if any, applicable to this Endorsement and existing on the Endorsement Effective Date, are shown on the last page of this Endorsement. The designation of a division as a Restricted Fund may be changed upon 30 days notice to the Owner with regard to future transfers and premium payments into such division. When a new division is made available it may be designated as a Restricted Fund. If so designated, the rules regarding its restrictions will be sent to the Owner. Shown below are the total Contract limits for Restricted Funds.

                             Thresholds
                            -----------
                     Maximum
                   Allocation %  of       Maximum
                 Accumulation Value       Premium %             Dollar Cap
                 ------------------       ---------             ----------
Contract Limits       30%                  99.999%              $9,999,999


Thresholds
----------
Each Restricted Fund has one or more thresholds at which point no further amounts may be allocated to that division. Compliance with a threshold is verified whenever there is a transaction initiated which is subject to such threshold (premium payments, transfers, withdrawals). A threshold is applied to the total Accumulation Value of each Restricted Fund. Thresholds may be changed by the Company for new premiums, transfers or withdrawals by Restricted Fund upon 30 day notice.

Dollar Cap
----------
The Dollar Cap is the dollar amount at which no further Accumulation Value may be added to Restricted Funds.

Premium Threshold
-----------------
The threshold for premium by Restricted Fund limits the amount of any premium which may be allocated to that division. Should a request for allocation to a Restricted Fund exceed the limit in effect for that division or for the Contract, any excess over that amount shall be allocated pro-rata to any non-Restricted Fund(s) in which the Contract is then invested. Should the Contract not be invested in other non-Restricted Funds, the excess will be invested in the Specially Designated Division unless we receive written instructions to do otherwise. Premium allocations must also satisfy the Allocation Threshold.

Allocation Threshold
--------------------
Allocations into a Restricted Fund are limited to that amount such that the Accumulation Value in that Restricted Fund after such allocation does not exceed the threshold for that division and does not cause the Contract's total limit on allocation to Restricted Funds to be exceeded. If the amount of an allocation would cause either limit to be exceeded, the allocation will only be executed to the extent the lower limit would allow.

Allocations from a Restricted Fund will be allowed even if the amount remaining in the Restricted Fund after an allocation exceeds the Allocation Threshold. If a program of allocations over time is authorized by us, verification of the threshold will be performed at the initiation of such program. If such program is modified at a later date, a testing of thresholds will be done at that time.




GA-RA-1044-4 (10/03)                   6

Thresholds - Effect on Withdrawals
----------------------------------
If a withdrawal is requested while any Accumulation Value is allocated to Restricted Funds and the Allocation Threshold percentage is currently exceeded, the percentage for funds invested in Restricted Funds for the total Contract, after taking into account the withdrawal, may not be higher than prior to the withdrawal. Should the calculated effect of a withdrawal result in the total Contract threshold being exceeded, the excess portion of the withdrawal will be processed pro-rata from all variable divisions.

Systematic withdrawals, while the Contract has investments in Restricted Funds, if not withdrawn pro-rata from all divisions, shall be monitored annually to assure threshold compliance. Should the effect of such withdrawals cause a Restricted Fund to exceed its threshold, the divisions from which the withdrawals are processed may be adjusted to assure that the percentage of Accumulation Value in the Restricted Funds does not increase.

Threshold Processing
--------------------
For the purpose of calculating any thresholds, the values for the divisions will be determined using the prior day's closing index of investment experience.


All other provisions of the Contract to which this Endorsement is attached remains unchanged.


Endorsement Effective Date:


Signed:

         /s/Keith Gubbay


                     President


Special Funds
     [Liquid Asset Division
     Limited Maturity Bond Division
     Fixed Allocation Divisions
     Guaranteed Interest Divisions]

Excluded Funds
     [None]

Restricted Funds
     [None]








GA-RA-1044-4 (10/03)                   7